Exhibit 10.11

AMENDED AND RESTATED

VIDEO INFORMATION SYSTEM COOPERATION CONTRACT

BETWEEN

CARREFOUR COMMERCIAL COMPANIES

AND

(SHANGHAI CGEN DIGITAL MEDIA NETWORK COMPANY LIMITED)

September 17, 2007

SHANGHAI, PEOPLE’S REPUBLIC OF CHINA

1

Appendix:

1.	Installation & Operations Guideline

2.	Responsibilities of Carrefour Media Service Partner

2

AMENDED AND RESTATED VIDEO INFORMATION SYSTEM COOPERATION CONTRACT

This Amended and Restated Video Information System Cooperation Contract (this “Contract”) is entered into on 17st September, 2007 in Shanghai, China by and between:

Carrefour Commercial Companies, a group of commercial retail companies established in China (excluding Hong Kong, Macao and Taiwan) and formally licensed to use the trademark“ ” to operate hypermarkets (hereinafter collectively referred to as “Party A”); and [GRAPHIC APPEARS HERE] (Shanghai CGEN Digital Media Network Company Limited), an enterprise registered in Shanghai, (Registration Number: 3101052006762), Registration Address: Suite 3213-14, Tower B, City Centre of Shanghai, No. 100 Zunyi Road. Shanghai 200051, China (hereinafter referred to as Party B).

Party A and Party B are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS,

1.	Party B is engaged in the installation and operation of the video information system (as defined below) and has the relevant expertise and resources.

2.	Party B intends to be one of Party A’s Carrefour Media Service partners with the responsibilities as provided in Appendix II and rent the related area in Party A’s Store (as defined below) to install and operate the video information system with screens as the communication media, and Party A agrees to lease the related area in its Store to Party B.

3.	Party A and Party B intend to cooperate with each other to play Ads through the video information system in Party A’s Store.

4.	Party A and Party B have entered into an AUDIO/VIDEO INFORMATION SYSTEM COOPERATION CONTRACT (“Cooperation Contract”) on September 5, 2005, by which Party B leases sites from Party A and has installed and operated the Systems in some of Party A’s hypermarkets.

5.	Party A and Party B intend to amend the Cooperation Contract to provide that the audio system as provided in the Cooperation Contract is no longer covered in this Contract and other terms and conditions as set forth herein.

Therefore, Party A and Party B hereby agree as follows through friendly consultation on the basis of equality and mutual benefits.

I.	DEFINITIONS

In this Contract:

1.1	“Store” means the areas inside the casher line of the hypermarket and the service counter and the escalator managed and operated by Party A or the place otherwise designated by Party A in written where Party B may install and operate the video system pursuant to this Contract.

1.2	“Lease Area” means the area to be leased to Party B by Party A in all operating and new Stores, including the part in BJ Zhongguancun Store and Chengdu Babaojie Store upon expiry of their audio/video System contract with other operator.

1.3	“Video System” or “System” means the networked video system with screens and sounds as the communication media which is installed, operated, maintained and replaced by Party B.

1.4	“Ads” means the Ads and other pictures and words and audio information played through the Video System subject to this Contract, including Party A’s Ads.

1.5	“Party A’s Ads” has the meaning given in Article 4.

1.6	“Equipment” means the software and hardware equipment as required by the running of the Video System, including LCD or plasma, wires, cables, servers, etc.

1.7	“Affiliate” means, in relation to any of the Parties, a company or person controlling, controlled by, or under common control with, such a Party. For the purpose of this definition, “Control” when used with respect to any person means the ownership of over fifty percent (50%) of the registered capital of that person, whether directly or indirectly, through the ownership of registered capital, by contract or otherwise, or the power to appoint the manager or majority of members of the board of directors, management committee or equivalent decision making body of that person.

1.8	“Year” means the calendar year.

1.9	“Month” means the calendar month.

1.10	“Business Day” means a day other than a Saturday or Sunday or public holiday in China.

1.11	“Installation & Operations Guideline” means standards on installation and operations agreed upon both parties as attached in Appendix I and can be duly amended upon the confirmation of both Parties.

II.	LEASE

2.1	Lease

Party A agrees to lease to Party B a location in the Store designated in accordance to Installation & Operations Guideline within the lease term agreed in this Contract, and agrees that Party B has the right to use a reasonable volume of electricity as required by the running of the Video System free of charge. In addition to paying a rent to Party A pursuant to Article 3, Party B agrees to produce Party A’s Ads free of charge and allow Party A to use the Video System installed by Party B in Party A’s Store to play Party A’s Ads free of charge, on terms and conditions set forth herein.

2.2	Lease Area

Party B, in accordance to the Installation & Operations Guideline, has to submit an installation proposal to Party A. Subject to the written confirmation of Party A, Party B may install the Video System in the quantity as confirmed by Party A at the Lease Area of the Store designated by Party A and operate the Video System during Party A’s business hours. The quantity of the Video Systems to be installed and their respective designated locations in the Stores as confirmed in writing by Party A shall be set forth in a schedule to this Contract.

Party A shall have the right to change the location during the Lease Term. In case Party B applies to change the location, upon confirmation of the quantity and location of the installation of Video System by Party A, relocation of the screens shall be exercised by Party B.

2.3	Purpose of the Lease

The area leased by Party B in the Store shall be used for installing and operating the Video System, including playing Ads in the Store through the Video System with an agreed sound volume provided in the Installation & Operations Guideline.

2.4	Lease Term and Extension

The lease term of each designated location in the Store shall expire on December 31, 2007. The parties agree to extend the lease term for one (1) year to December 31, 2008 and agree to sign a separate agreement for such extension of the lease at least thirty (30) days prior to the expiration of this Contract.

III.	RENT AND EARNEST MONEY

3.1	Rent

The Rent for all the Systems installed by Party B in Party A’s Store for the period from September 1, 2007 to December 31, 2007 is set forth in a schedule to this Contract.

3.2	Payment of the Rent

Party B shall pay to Party A Rent as provided in Section 3.1.

Party A shall deliver to Party B by way of courier the corresponding tax invoice for the Rent; receipt for Earnest Money, and the related tax invoice for ADSL fees issued by the relevant authority (receipt and photocopy of account statement) within fifteen (15) days of payment by Party B.

3.3	Earnest Money

Except for the Stores of which Earnest Money has been paid, Party B shall pay to Party A [****]* for each Store as the Earnest Money for the performance of this Contract fifteen (15) days before the installation of the System in the Store. If Party A suffers any loss or bears any expense as a result of Party B’s breach of any provision of this Contract, Party A shall have the right to deduct the related amount from the Earnest Money as an indemnity. If Party B’s Earnest Money is not sufficient to indemnify Party A for the loss and expenses incurred, Party B shall continue to indemnify Party A until Party A’s losses and expenses are indemnified in full, and Party B shall make up the Earnest Money within five (5) Business Days after the above deduction following receipt of Party A’s written notice. If Party A terminates this Contract pursuant to this Contract as a result of Party B’s breach of any provision of this Contract, the Earnest Money shall be owned by Party A. Party B shall indemnify Party A for any and all loss thus incurred by Party A.

3.4	Taxes and Fees

All the taxes and fees payable by Party A or Party B in relation to the lease hereunder shall be borne by the relevant Party in accordance with the related laws and regulations.

The electricity fee reasonably incurred by Party B from the running of the Video System shall be borne by Party A.

3.5	Overdue Penalty

An overdue penalty shall accrue and be payable on any amount that is due but unpaid. Such overdue penalty shall be calculated at a rate of zero point zero two one percent (0.021%) of the amount overdue for each day of delay starting from the date it becomes due and payable until such amount is paid in full.

IV.	PARTY A’S FREE PRODUCTION AND PLAY OF ADS

In addition to paying the rent to Party A pursuant to Article 3, Party B agrees to undertake the production for Party A free of charge of Ads including those for direct mail promotion, particular individual Store’s merchandise promotion, Party A’s private label products

*	This portion of the Sales Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

promotion and Party A’s internal corporate information (“Party A’s Ads”) pursuant to Article 7.4 and submit Party A’s Ads to Party A for review. Party B agrees to allocate free air-time to play Party A’s ads and the time allocation as indicated in a schedule to this Contract.

V.	INSTALLATION, MAINTENANCE, REPLACEMENT AND CUSTODY OF SYSTEM

5.1	Party B shall, within ten (10) business days (“Installation Period”) after receiving Party A’s written confirmation of the quantities of Video System to be installed and the designated locations in the Store pursuant to the provision of Article 2.2 hereof, complete the installation and adjustment of the Video System and relevant equipment under its own cost.

5.2	Party B shall be responsible for maintenance, repair and replacement of the Video System and related equipment installed subject to the consent of Party A and shall bear relevant cost. Party A may notify Party B to conduct the repair of the Video System and its relevant equipment. Party B shall, within forty eight (48) hours, conduct such repair or check immediately, and Party B’s repair shall not affect the normal business operation of Party A. If Party B fails to respond to Party B’s notice within forty eight (48) hours, Party A may have the maintenance and repair conducted by itself or by others, the cost of which shall be borne by Party B. Party B shall, within 7 days after receiving Party A ‘s notice of payment, reimburse such cost incurred by Party A.

5.3	Party A shall render necessary and reasonable assistance to Party B in the installation, maintenance, repair and replacement of the Video System and relevant equipment, including but not limited to, supplying electricity, guidance and convenience for the laying out of electrical wires by Party B. Party B agrees that Party A shall not be liable to any disruption of electricity supply caused by temporary stoppage of power supply by the electricity departments, repair of electricity system and any other reason not attributable to Party A. In any event, Party A shall try its best effort to inform Party B within 4 working hours of any awareness of the disruption of electricity supply.

5.4	Party B owns the property right of the Video System and relevant equipment installed in the Store, and bears the risks for its loss and damage. Party B shall have the Video System and relevant equipment installed in the Store covered by the relevant property insurance and third liability insurance policy.

5.5	Party A shall reasonably and properly place the Video System and relevant equipment installed by Party B into custody. If any loss and damage of the Video System is caused by Party A’s, Party A shall be liable for the compensation, in accordance to actual value of re-installed equipment. If Party A discovers any loss or damage, or non-operation of the Video System and relevant equipment, Party A shall timely notify Party B on that.

VI.	REMOVAL OF THE SYSTEM AND EQUIPMENT

Upon the expiry of lease term of each location or termination of this Contract, Party B shall, within sixty (60) days after the expiry of lease term, remove the Video System and relevant equipments it installed in the Store, and shall restore the related area in the Store that Party B rented for the purpose of installation of Video System and relevant equipment to the original situation. If damage is caused to the Store in the removal of the equipment and such damage cannot be repaired, Party B shall indemnify Party A for the damage. If Party B fails to remove the Video System and relevant equipment within sixty (60) days after the expiry of lease term, Party A shall have the right to have the Video System and relevant equipment removed by itself or by others and Party B shall bear the cost incurred in the removal. Party A shall not be liable to the damages caused in the removal.

VII.	PRODUCTION AND DISTRIBUTION OF ADS

7.1	Party B shall be responsible for the operation of the Video System by its own (including but not limited to playing the Ads through the Video System and the production of the relevant Ads) and shall assume the relevant expenses.

7.2	Party B shall assume all responsibilities to the Ads played in the Store through the Video System. If for any reason, Party A has to take any responsibility to the Ads played through the Video System. Party B shall indemnify Party A for its losses and to eliminate any adverse effect to the goodwill of Party A.

7.3	Party B shall obtain prior confirmation from Party A for the Ads to be played through the Video System. Party B hereby agrees that Party B shall not be exempted from any and all liabilities for the Ads played through its Video System even if Party A has already confirmed the Ads played through the Video System.

7.4	Party B agrees that based on the materials and information provided by Party A and the requests raised by Party A, it shall produce Party A’s Ads and submit the same to Party A for review within eight (8) Business Days upon the provision of the materials and information by Party A and shall play the Ads in the Store through the Video System upon the confirmation by Party A in writing. If Party B fails to complete the Ads production within the above period, Party A shall be entitled to entrust a third party to produce the Ads. Party B shall assume the costs for the Ads production by such third party. Party A undertakes that materials and information provided by Party A shall not include the Ads with the contents not related to Party A or product promotion not available at Party A stores. Furthermore, Party A warrants that materials and information provided by Party A do not violate the State and local laws and regulations in any aspect, or infringe upon the rights of any third party such that the same is prohibited or seized by the competent government authorities. Party A shall indemnify for all the losses in respect of disputes arising from the violation.

7.5	With respect to the volume of the Ads played in the Store through the Video System, Party A and Party B shall negotiate for agreement based on the specific conditions of each Store, provided however that the volume of the Ads played in each Store shall be in line with the Installation & Operations Guideline which upon an audio level that can be heard by shoppers. In case Party B considers that the audio system running by a third party seriously impacts its business, Party B shall have the right to arrange a third appraisal at its own expense upon obtaining the written approval from Party A.

7.6	Party A shall ensure that the screens are vision free from blockage from storage racks, posters and banners, and promotion counters at the stores. In the event that blockage is found on the screens, Party B should promptly inform Party A, whereupon Party A shall clear the blockage within 48 hours.

VIII.	NON-COMPETITION

8.1	Party B warrants that any Ads played by it in the Store through the Video System shall not involve any other enterprise, entity or individual of same or similar business to the business scope of Party A (including but not limited to the operation of a hypermarket). Party B further undertakes that it shall not, within the lease term of any location, offer to, execute contract or agreement or make any arrangement with other retail enterprises regarding the content similar to that under this Contract with the terms and conditions more favourable than those under this Contract, or else, such more favourable terms and conditions granted by Party B to any other retail enterprise shall be applicable to Party A and Party B shall compensate Party A the differences between such more favourable terms and conditions.

Party B is the sole video information system operator at Party A’s Stores. Party A shall not enter into any partnership/cooperation with any third parties of identical nature with the terms of this Contract. No screens other than those of Party B shall be installed at Party A’s Stores. Where there are 3rd Party screens found at Party A’s Stores, Party A shall dismantle 3rd Party screens within one (1) Business day upon Party B’s notification. Notwithstanding the above, in case the requirement of government or authority, who provides the official document(s) regarding the installation of the 3rd party’s screens, requests Party A to install the 3rd party screens in Party A’s Stores, this Non-Competition Clause shall not be applicable. In these circumstances, Party A shall implement the requirements of government or authority in accordance with the official documents, inform Party B upon the awareness of the said requirement and do its best effort to coordinate with the relevant government or authority.

8.2	Within the lease term and one year thereafter, without the prior consent of Party A in writing, Party B shall not individually or jointly with other people, on behalf of or through other people, directly or indirectly hire or engage, or for the purpose of hiring or engagement, induce or approach Party A’s employees, directors or managers or any person whom Party A has engaged as employee, director or manager.

IX.	REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

In addition to the other representations and warranties made in this Contract by Parties, each Party shall represent and warrant to the other as follows:

9.1	it has full power, right and authorization to execute this Contract and perform its obligations hereunder, and has obtained all necessary governmental and corporate approvals therefore;

9.2	this Contract constitute its legal, effective and binding obligations and such obligations may be enforced pursuant to the provisions of this Contract; and

9.3	there is no lawsuit, arbitration or administrative procedure against itself or its assets under this Contract that is happening or on-going or threatening to be on-going and which has a material adverse effect to the ability of each Party to execute, complete or perform this Contract or the obligations under this Contract.

X.	REPRESENTATIONS, WARRANTIES AND COMMITMENTS OF PARTY B

In addition to the other representations and warranties made under this Contract, Party B shall continuously and effectively warrant the following when signing this Contract and thereafter:

10.1	it holds the relevant license and qualifications for the production and distribution of the commercial Ads played through the Video System of commercial buildings and shall reasonably use the Lease Area of the Store in accordance with the provisions of this Contract.

10.2	it has relevant expertise and talents in installation and operation information system, including but not limited to the production and distribution of commercial Ads.

10.3	it shall operate the Video System in the Store legally and shall solely and completely take any and all liabilities for its operation of the Video System (including but not limited to the production and play of the Ads through the Video System). Party B shall further warrants that all the Ads played by it through the Video System comply with the State and local laws, regulations and social moralities and customs and shall not violate the rights of any third parties.

10.4	its shall strictly perform its obligations under this Contract pursuant to this Contract. If any third party incurs losses as a result of Party B’s failure to perform its obligations under this Contract and therefore ask Party A to take liabilities, Party B shall indemnify Party A and such third party.

XI.	CONFIDENTIALITY

Within the lease period and the two years thereafter, Party A and Party B shall keep confidential the matters relevant to this Contract and any Party, and shall not disclose to any third party or individual any confidential information disclosed by the other Party to it during the negotiation period of this Contract or for such purpose, unless and until such information has been known by the public. However, both Parties shall be allowed to disclose to its Affiliates the information received by it according to this Contract and for the performance of its obligations under this Contract and are permitted to disclose if required by law.

Party A and Party B shall procure the directors, employees and other staff of itself, its subordinate companies or its Affiliates to comply with the above provided confidentiality obligations.

XII.	BREACH OF CONTRACT AND TERMINATION

12.1	Breach

If any Party (“Breaching Party”) (a) made any representation, warranty and commitment under this Contract inconsistent to the facts, or (b) violated or failed to fully perform its undertakings, warranties or obligations under this Contract, in addition to the situations waived in writing by the other Party (“Abiding Party”), with respect to all the expenses, losses, damages, liabilities and obligations incurred to Abiding Party due to the above breach of the Breaching Party (including but not limited to investigation fees, attorney’s fees and accountant’s charges) or any damages in other form (regardless whether the claim involves with a third party), the Breaching Party shall make compensation or remuneration thereto.

12.2	Termination of the Rights

12.2.1	Except that both Parties may terminate this Contract upon mutual agreement, any Party may terminate this Contract if any of the following matters incurs:

(a) the other Party is unable to perform its obligations for a period of two (2) months or longer due to the Force Majeure events defined in Article 13.1;

(b) the other Party ‘s business license is revoked or withdrawn, or the other Party is undergoing bankruptcy, liquidation, dissolution or any similar proceedings; or

(c) due to any law, order, interference or intervention of governmental organizations, the implementation of this Contract has lost actual commercial feasibilities in any material aspects.

If any of the above matters occurs, any Party shall have the right to terminate this Contract by sending a termination notice to the other Party in accordance with Article 13.10 of this Contract. This Contract shall be terminated upon the receipt of the relevant termination notice by the other Party. Party A shall, within thirty (30) days after the termination of this Contract, return to Party B the Earnest Money and Prepaid Rent (without interests) after deducting the rent and/or other fees payable but unpaid by Party B. Other events which could result in termination of this Contract are indicated in a schedule to this Contract.

XIII.	MISCELLANEOUS

13.1	Force Majeure

(a)	“Force Majeure” events mean any events occurrence and results of which are not predicable, avoidable and surmountable, as a result of which the Party is unable to perform all or major part of its obligations under this Contract, including but not limited to explosion, natural disaster or fire, flood, sabotage, accident and incident.

(b)	If one Party has been prevented from performing its obligations stipulated in this Contract because of an Event of Force Majeure, it shall notify the other Party in writing within fourteen (14) days after the occurrence of such Event of Force Majeure, and both Parties shall use reasonable endeavours to mitigate their respective losses, to the maximum extent possible. If an Event of Force Majeure occurs, no Party shall be responsible for any damages, increased costs or losses that the other Party may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Contract. A Party claiming inability to perform its obligations due to an Event of Force Majeure shall take appropriate means to minimize or remove the effects of the Event of Force Majeure and, within the shortest possible time, attempt to resume performance of the obligation affected by the Event of Force Majeure.

13.2	Assignment

During the lease term, Party A shall have the right to assign its rights and obligations under this Contract to its affiliates, provided that Party A guarantees the rights and interests of Party B under this Contract shall remain intact.

13.3	Applicable Law

The formation, validity, interpretation, execution, amendment and termination of this Contract shall be governed by the published laws of China.

13.4	Settlement of Disputes

Any disputes arising from, out of, or in connection with this Contract shall be settled through friendly consultations between the Parties. If the dispute cannot be settled through consultations, upon the request of either Party with a notice to the other Party, the dispute shall be submitted for arbitration under the auspices of China International Economic and Trade Arbitration Commission in Shanghai.

During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Contract.

13.5	Amendment and Modification of the Contract

Amendments and modifications to this Contract may be made only in writing in English signed by the duly authorized representatives of each Party.

13.6	Severability

The termination of this Contract or invalidity of any provision of this Contract shall not affect the validity of any other provision herein or the Parties’ right to demand compensation in respect thereof.

13.7	Languages

This Contract is executed in English.

13.8	Entire Contract

This Contract and the Schedules attached hereto supersede all previous oral and written agreements, contracts, understandings and communications of the Parties which conflict to terms hereof and will replace the REVISED AND RESTATED VIDEO INFORMATION SYSTEM COOPERATION CONTRACT concluded by both Parties on August 31, 2007.

13.9	Waiver

Failure or delay on the part of either Party hereto to exercise any right, power or privilege under this Contract or to require full performance by the other Party shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

13.10	Notices

Notices or other communications required to be given by either Party pursuant to this Contract shall be written in English and Chinese and may be delivered personally or sent by registered airmail (postage prepaid), by a recognized courier service, or by facsimile transmission to the address of the other Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)	Notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

(b)	Notices given by registered airmail (postage prepaid) shall be deemed effectively given on the seventh (7th) day after the date on which they were mailed (as indicated by the postmark).

(c)	Notices given by courier shall be deemed effectively given on the third (3rd) day after they were sent by a recognized courier service.

(d)	Notices given by facsimile transmission shall be deemed effectively given on the first (1st) business day following the date of transmission.

For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Carrefour Commercial Companies

	Address:	Security Plaza 25 Floor, Pudong South Road No.528 Shanghai, China

Attention:

	Telephone No.:	021- 3878 4500

Facsimile No.:

Party B:	[GRAPHIC APPERS HERE] (Shanghai CGEN Digital Media Co., Ltd)

	Address:	Suite 3213-14, Tower B, City Centre of Shanghai, No. 100 Zunyi Road. Shanghai 200051, China

Attention:

	Telephone No.:	623722530

	Facsimile No.:	62371918

Either Party may at any time change its address for service by notice in writing delivered to the other Party in accordance with the terms of this Article.

13.11	Schedules

The Schedules attached hereto are hereby made an integral part of this Contract and have the same binding force as the Contract and equally binding upon the Parties.

13.12	Effectiveness of Contract

This Contract shall be executed in four (4) counterparts in English version, of which two (2) copies shall be held by each of the Parties. This Contract shall retrospectively come into effective on September 1, 2007.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Contract to be executed by its duly authorized representative on the date first set forth above.

Party A: Carrefour Commercial Companies (Seal)

BY:	/s/
Signature of Angela Hong
Title:	Authorized Representative

Party B: Shanghai CGEN Digital Media Network Company Limited (Seal)

BY:	/s/
Signature of Mr. Mei Lijun
Title:	Authorized Representative

Schedule 1: Rent & Payment

The Rent for all the Systems installed by Party B in Party A’s Store for the period from September 1, 2007 to December 31, 2007 shall be [****]*.

Party B shall pay to Party A Rent in the following manner:

(a) The first instalment of the Rent which shall be the amount equivalent to [****]*shall be paid by Party B to Party A before December 31, 2007.

(b) The second instalment of the Rent in an amount of [****]* shall be paid by Party B to Party A before January 31, 2008.

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*	This portion of the Sales Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

Schedule 2: Video System’s Time Allocation for Party A’s Ads

After Party A confirms the Ads produced by Party B, Party B shall play Party A’s Ads and the other Ads of Party B on a rolling basis in the Store through the Video System free of charge, and shall ensure that the playing frequency of Party A’s Ads is no lower than those of the other Ads of Party B and that the playing time of Party A’s Ads at least accounts for one quarter ( 1/4) of running time of Party B’s Video System.

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Schedule 3: Other Termination Clauses

If Party B fails to pay to Party A the Rent and Earnest Money or other fees in accordance with the provisions of this Contract, Party A shall have the right to terminate this Contract in addition to the other rights of Party A under this Contract. This Contract shall be terminated upon the receipt by Party B the termination notice of Party A. Upon the termination of this Contract, the Earnest Money paid by Party B shall be owned by Party A and Party B shall pay to Party A the rent and other fees owed by Party B to Party A.

If any Ads played by Party B in the Store through the Video System violate the State and local laws and regulations in any aspect, or infringe upon the rights of any third party such that the same is prohibited or seized by the competent government authorities, Party A shall have the right to terminate this Contract in addition to other rights of Party A under this Contract. This Contract shall be terminated upon the receipt by Party B the termination notice of Party A. Upon the termination of this Contract, the Earnest Money and Prepaid Rent paid by Party B shall be returned to Party B after deduction by Party A of the default compensation and the relevant losses. In case the Earnest Money and Prepaid Paid after the said deduction is not enough for coverage Party A’s loss, Party B shall indemnify for the balance therefrom.

In addition to the termination provided in this Contract, Party A shall have the right to terminate this Contract by sending Party B a notice two (2) months in advance in accordance with Article 13.10 of this Contract. Party A shall, within thirty (30) days after the termination of this Contract, return to Party B the Earnest Money (without interests) after deducting the rent and/or other fees payable but unpaid by Party A.

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